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Exhibit 10.1
                          CONSULTING SERVICES AGREEMENT


     THIS CONSULTING SERVICES AGREEMENT (the "AGREEMENT") dated as of January 7, 2003

B E T W E E N:

     UGOMEDIA INTERACTIVE CORPORATION, a Nevada corporation

     (hereinafter referred to as the "COMPANY")

                                     - and -

     RICHARD H. GRIFFITHS, an individual

     (hereinafter referred to as the "CONSULTANT")

WITNESSETH:

     WHEREAS, the Company desires to retain the Consultant to consult and advise the Company, and the Consultant is willing to provide such services;

     NOW THEREFORE, in consideration of the mutual undertakings contained herein, the parties agree as follows:

                                   ARTICLE 1
                             CONSULTING ARRANGEMENT

1.1 The Company hereby engages the Consultant as an independent contractor and not as an employee, to render consulting services to the Company as hereinafter provided and the Consultant hereby accepts such engagement for a period commencing on January 8, 2003 and ending January 8, 2004. The Consultant agrees that the Consultant will not have any authority to bind or act on behalf of the Company. The Consultant shall at all times be an independent contractor hereunder, rather than an agent, coventurer, employee or representative of the Company. The Company hereby acknowledges and agrees that the Consultant may engage directly or indirectly in other businesses and ventures and shall not be required to perform any services under this Agreement when, or for such periods in which, the rendering of such services shall unduly interfere with such other businesses and ventures, providing that such undertakings do not completely preempt the Consultant's availability during the term of this Agreement. Neither the Consultant nor his employees will be considered by reason of the provisions of this Agreement or otherwise as being an employee of the Company or as being entitled to participate in any health insurance, medical, pension, bonus or similar employee benefit plans sponsored by the Company for its employees. The Consultant shall report all earnings under this Agreement in the manner appropriate to its status as an independent contractor and shall file all necessary reports and pay all taxes with respect to such payments.



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                                   ARTICLE 2
                                    SERVICES

2.1 Subject to the terms and conditions of this Agreement, the Company hereby engages the Consultant, and the Consultant hereby accepts the engagement, to provide advice, analysis and recommendations (the "SERVICES") to the Company with respect to the following:

     (a) Identifying prospective strategic partners and strategic alliances - except reverse mergers designed to take a private company public;

     (b) Corporate planning, strategy and negotiations with potential strategic business partners and/or other general business consulting needs as expressed by the Company;

     (c)  Business development;

     (d)  Market and marketing analysis;

     (e)  Business strategies;

     (f) Corporate imaging advertising including print, online and multimedia mediums;

     (g)  Development of media and public relations strategy;

     (h) Periodic reporting as to developments concerning the industry which may be relevant or of interest or concern to the Company or the Company's business;

     (i)  Developing and managing Strategic Planning issues;

     (j)  Providing   media  training  for  CEO,   president  and  senior  staff
          non-prohibited projects;

     (k)  Assisting in the management of other outsource vendors;

     (l) Online content and market development and coordination for the Company's web presence;

     (m)  Provide marketing and management consulting services including:

          (i)  analyzing   historical   marketing  plans  relating  to  security
               industry;

          (ii) reviewing marketing performance of the Company on a monthly basis; and

          (iii)making recommendations to enhance the public and private sector image of the Company;


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     (n)  Consulting on alternatives to enhance sales and increase the growth of the Company;

     (o) Coordinating corporate marketing and advertising activities. During the term of this Agreement, the Consultant shall render such consulting services as the Company from time to time reasonably requests, which services shall include but not be limited to those rendered by the Consultant to the Company prior to the date hereof; provided that:

          (i) To the extent practicable such services shall be furnished only at such time and places as are mutually satisfactory to the Company and the Consultant; and

          (ii) The Consultant shall not be called upon to devote more than 30 hours in any week in performing such services and shall not be required to perform any services hereunder while the Consultant is on vacation (which shall not be more than four weeks during the term of this Agreement) or suffering from a serious illness preventing the Consultant from providing the Services.

                                   ARTICLE 3
                                  COMPENSATION

3.1 COMPENSATION AND EXPENSES. For the Services provided by the Consultant, the Company (i) shall compensate the Consultant by delivering to the Consultant (a) five hundred thousand (500,000) shares of the common stock of the Company which shall be subject to a registration statement to be filed on Form S-8 as soon as practicable following the completion of the share exchange transaction between the Company, Sciax Technology Inc. and 4137639 Canada Inc. (the "CLOSING") causing such shares to be freely tradable; and (b) five hundred thousand (500,000) shares (the "RESTRICTED SHARES") of the common stock of the Company which shall be "restricted securities" and the certificates for which shall bear a restrictive legend stating that such Restricted Shares may only be resold under a registration statement or under an exemption from the registration requirements of the US securities laws including, without limitation, Rule 144; and (ii) the Company shall be responsible for the payment of the reasonable out-of-pocket costs and expenses of the Consultant incurred during the term of this Agreement in connection with its engagement under this Agreement, including, but not limited to travel and related expenses. The Company shall reimburse the Consultant for such costs and expenses as they are incurred, promptly after receipt of a written request for reimbursement from the Consultant outlining in detail all expenses.

                                   ARTICLE 4
                               REGISTRATION RIGHTS

4.1 REGISTRATION RIGHTS. If the Company shall receive from the Consultant and from Nitin Amersey ("Amersey") a joint written request, at any time not earlier than one year after the Closing, the Company shall, at its expense, effect the registration of the Restricted Shares held by each of the Consultant and Amersey as soon as practicable and in any event within 90 days, as would permit the sale and distribution of such Restricted Shares and shall, to the extent legally

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permissable,  keep such registration  effective until the earlier of (i) one (1)
year; or (ii) the date on which all of the Restricted Shares are resold. The Consultant and Amersey shall be entitled to request one (1) registration only, on a joint basis only, pursuant to this Section.

                                   ARTICLE 5
                                  MISCELLANEOUS

5.1 SUCCESSORS AND ASSIGNS. This Agreement is binding upon and inures to the benefit of the Company and its affiliates, successors and assigns and is binding upon and inures to the benefit of the Consultant and his successors and assigns; provided that in no event shall the Consultant's obligations to perform the Services be delegated or transferred by the Consultant without the prior written consent of the Company.

5.2 TERM. This Agreement shall commence on the date hereof and, unless sooner terminated in accordance with the provisions hereof, shall expire on January 8, 2004. However, the Agreement may be extended by mutual written consent.

5.3 TERMINATION. Either the Company or the Consultant may terminate this Agreement for material breach upon at least thirty (30) days prior written notice specifying the nature of the breach, if such breach has not been substantially cured within the thirty (30) day period. Upon termination by the Company, all shares and compensation previously paid shall be retained.

5.4 INDEPENDENT CONTRACTOR RELATIONSHIP. The Consultant and the Company are independent contractors and nothing contained in this Agreement shall be construed to place them in the relationship of partners, principal and agent, employer/employee or joint ventures. Neither party shall have the power or right to bind or obligate the other party, nor shall it hold itself out as having such authority.

5.5 CONFIDENTIALITY. The Consultant agrees to keep confidential any and all information or data which has been made available or is hereinafter made available to the Consultant by the Company and the Consultant agrees not to disclose the same to others without the written prior approval of the Company. This Section shall survive the termination of this Agreement.

5.6 INDEMNIFICATION. The Company shall indemnify and hold harmless the Consultant from and against any and all losses, damages, liabilities, reasonable attorney's fees, court costs and expenses resulting or arising from any third-party claims, actions, proceedings, investigations, or litigation relating to or arising from or in connection with this Agreement, or any act or omission by the Company not directly attributable to the gross negligence, willful misconduct or fraud of the Consultant.

5.7 NOTICE. For the purpose of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given (i) when delivered, if personally delivered, (ii) when sent by facsimile transmission, when receipt therefor has been duly received, or
(iii) when mailed by United States registered mail, return receipt requested, postage prepaid, or by recognized overnight courier, addressed set forth in the preamble to this Agreement or to such other address as any party may have furnished to the other in any writing in accordance herewith, except that

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notices of change of address shall be effective only upon receipt.

5.8 MISCELLANEOUS. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by authorized officers of each party. No waiver by either party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the internal laws of the State of Nevada. Any controversy arising under or in relation to this Agreement shall be settled by binding arbitration in Las Vegas, Nevada in accordance with the laws of the State of Nevada and the rules of the American Arbitration Association.

5.9 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

5.10 SEVERABILITY. If in any jurisdiction, any provision of this Agreement or its application to any party or circumstance is restricted, prohibited or unenforceable, such provision shall, as to such jurisdiction, be ineffective only to the extent of such restriction, prohibition or unenforceability, without invalidating the remaining provisions hereof and without affecting the validity or enforceability of such provision in any other jurisdiction or its application to other parties or circumstances. In addition, if any one or more of the provisions contained in this Agreement shall for any reason in any jurisdiction be held to be excessively broad as to time, duration, geographical scope, activity or subject, it shall be construed, by limiting and reduction it, so as to be enforceable to the extent compatible with the applicable law of such jurisdiction as it shall then appear.

     By executing this Agreement, the Company acknowledges that the services to be rendered are not in connection with a capital raising transaction and do not directly or indirectly promote or maintain a market for the securities of the Company.


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     IN WITNESS  WHEREOF,  this  Consulting  Agreement  has been executed by the
Company and the Consultant as of the date first written above.


                                         UGOMEDIA INTERACTIVE CORPORATION


                                         Per:
                                             ----------------------------------
                                         Name:
                                        Title:
                                         Address:
                                                  -----------------------------

                                         Facsimile:
                                                   ----------------------------


--------------------------               --------------------------------------
WITNESS                                  RICHARD H. GRIFFITHS
                                         500 North Rainbow Boulevard, Suite 300
                                         Las Vegas, 89107
                                         Facsimile:
                                                   ----------------------------

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